MICHAEL J. MORRISON
      ATTORNEY AND COUNSELOR AT LAW
      __________________________________________ 1495 RIDGEVIEW DRIVE. SUITE 220
                                                       RENO. NEVADA 69509
                                                         (775) 827-6300
                                                       FAX (775) 827-6311
                                                 E-MAIL MORRISONLAW@PYRAMID.NET
                                                 WEBSITE: WWW.VENTURELAWUSA.COM

                  February 2, 2001



                  SMI Products, Inc.
                  3503 Cedar Locust
                  Sugarland, TX 77479


                  RE: Form SB-2 Registration statement for 2,516,000 Shares of Common Stock


                  Dear Officers and Directors:

                  I have acted as counsel to SMI Products, Inc. (the "Company") in connection with the registration of 2,516,000 Shares of the Company's Common Stock, pursuant to a Registration Statement on Form SB-2 (the "Registration Statement"). You have requested my opinion as to certain matters in connection with said Registration Statement.

                  In my capacity as counsel to the Company, I have examined and am familiar with the originals or copies, the authenticity of which have been established to my satisfaction, of all documents, corporate records and other instruments I have deemed necessary to express the opinions hereinafter set forth.

                  Based on the foregoing, and upon consideration of applicable law, it is my opinion that the 2,516,000 Shares to be registered by the Company are duly authorized, validly issued, fully paid and non-assessable.

                  Furthermore, I consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of my name in such Registration Statement, and the Prospectus included therein, under the heading "Legal Matters".

                  Very truly yours,

                  /S/ Michael J. Morrison

                  Michael J. Morrison, Esq.